Exhibit 10.3

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT (this “Agreement”), [  ] (the “Effective Date”), is entered into by and between Pineapple Financial Inc. (the “Company”), and Drew Green (the “Chairman”). The parties are sometimes individually referred to as “Party” and collectively as “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, the Company currently carries on the business of providing mortgage brokerage services and technology solutions to Canadian mortgage agents, brokers, sub-brokers, brokerages and consumers (the “Mortgage Business”);

WHEREAS, The Company desires for the Chairman to serve as the Chairman of the Board of Directors of the Company (the “Board”), and the Chairman desires to serve in such capacity on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, the Parties agree as follows:

STATEMENT OF AGREEMENT

Section 1. Term

Section 1.1 Term. The Company shall appoint the Chairman commencing on the Effective Date and will continue, subject to being nominated and re-elected as a director of the Board by the Company’s shareholders at each Company shareholder meeting where its directors are elected (each, a “Directors Election Meeting”) following the date hereof, until the earlier of (i) such Directors Election Meeting where the Chairman is not re-elected as a director of the Board by Company shareholders, (ii) the effective date of the Chairman’s resignation as a director of the Board and (iii) the fifth-year anniversary from the Effective Date (unless such appointment is terminated prior in accordance with this Agreement) (the “Term”).

During the Term, the Chairman shall be nominated by or at the direction of the Board, including pursuant to a notice of meeting, to stand for election to the Board at the Directors Election Meeting. During the Term, the Company agrees, to the fullest extent permitted by applicable law, to include the Chairman in the slate of director nominees that are proposed for election as directors by the Company, to include the Chairman in a management information circular of the Company relating to the election of directors at a Directors Election Meeting, to support the Chairman for election in a manner no less rigorous and favorable in which the Company supports its other nominees and to recommend the Chairman to be elected as a director as provided herein and agrees to use its commercially reasonable efforts to solicit proxies and otherwise cause the Chairman’s election to the Board Directors.

Notwithstanding the above, the Chairman’s Term will come to an end in the event that there is a transfer of all or substantially all of the assets of the Mortgage Business, including but not limited to tangible assets (such as equipment, inventory, and property), intangible assets (such as intellectual property, trademarks, and goodwill), and financial assets (such as cash, accounts receivable, and investments).

Section 1.2 Title and Duties. During the Term, the Chairman will act as the Chairman of the Board of Directors of the Company. The Chairman shall further perform such reasonable managerial responsibilities and duties consistent with the title and position of Chairman as may be assigned to him from time to time by the Board. The Chairman will perform his duties and responsibilities at such places as the needs of the business reasonably require, which will include working remotely.

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Section 2. COMPENSATION

Section 2.1 Salary. The Company shall pay the Chairman during the Term a monthly board fee of $20,000 (twenty thousand dollars) (the “Board Fee”), less applicable withholdings and deductions. Such Board Fee is to be paid on the 1st day of each month.

Section 2.2 Expenses. The Chairman shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Chairman in the performance of the Chairman’s duties for the Company during the Term, in accordance with the policies and procedures adopted by the Company from time to time for directors of the Company. The Chairman shall furnish appropriate documentation of such expenses.

Section 3. REMOVAL

Section 3.1 Removal. The Company shall have the right to remove the Chairman upon twenty-one (21) days prior written notice, and the Chairman shall have the right to resign upon twenty-one (21) days prior written notice, for any reason or for no stated reason, at any time. The notice period does not commence until the notice is actually received.

Section 4. COVENANTS

Section 4.1 Restrictive Covenant

(a) Non-Competition. The Chairman absolutely and unconditionally covenants and agrees that for the period commencing on the effective date of this Agreement, and continuing during the Term and for a period of one year thereafter (the “Restrictive Period”), Chairman shall not directly as an employee, consultant, independent contractor, partner or owner (other than a 2% or less equity interest in a publicly traded company) engage or participate in a business that competes with the Company within Canada.

(b) Non-Solicitation. The Chairman absolutely and unconditionally covenants and agrees that during the Restrictive Period, Chairman shall not, either directly or indirectly, for any reason, whether for Chairman’s own account or for the account of any other person, natural or legal, without the prior written consent of the Company:

(i) solicit or otherwise interfere with any contract or relationship between the Company (or its related or affiliated entities) and any employee, officer, director or independent contractor; however, for the portion of the Restrictive Period that follows the cessation of the Term, the terms “employee”, “officer”, “director” and “independent contractor” shall refer only to those persons or entities with which the Chairman had business contact or about which the Chairman obtained confidential information during the twelve (12) month period immediately prior to the cessation of the Term; and/or

(ii) solicit or otherwise interfere with any existing or proposed contract or relationship between the Company (or its related or affiliated entities) and any person, natural or legal, who is an investor, customer, client or supplier of the Company (or its related or affiliated entities); however, for the portion of the Restrictive Period that follows the cessation of the Term, existing or proposed “investors”, “customers”, “clients” and “suppliers” shall refer only to those persons or entities with which the Chairman had business contact or about which the Chairman obtained confidential information during the twelve (12) month period immediately prior to the cessation of the Term.

(c) Use and Treatment of Confidential Information. The Chairman shall not disclose, divulge, publish, communicate, publicize, disseminate or otherwise reveal, either directly or indirectly, any Confidential Information (as defined below) to any person, natural or legal, except in the performance of Chairman’s duties. The term “Confidential Information” means all information in any form relating to the past, present or future business affairs, including, without limitation, research, development or business plans, operations or systems, of the Company or a person not a party to this Agreement whose information the Company has in its possession under obligations of confidentiality, which is disclosed by the Company to Chairman or which is produced or developed while Chairman is the Chairman of the Company. The term “Confidential Information” shall not include any information of the Company which (i) becomes publicly known through no wrongful act of Chairman, (ii) is received from a person not a party to this Agreement who is free to disclose it to Chairman, or (iii) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, subpoena or court order but only to the extent of such requirement, provided that before making such disclosure Chairman shall give the Company an adequate opportunity to interpose an objection or take action to assure confidential handling of such information.

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(d) Ownership and Return of Confidential Information. All Confidential Information disclosed to or obtained by Chairman in tangible form (including, without limitation, information incorporated in computer software or held in electronic storage media) shall be and remain the property of the Company.

All such Confidential Information possessed by Chairman shall be returned to the Company at the time Chairman ceases to be the Chairman. Upon the return of Confidential Information, it shall not thereafter be retained in any form, in whole or in part, by Chairman.

(e) Remedies upon Breach. The Parties acknowledge that Confidential Information and the other protections afforded to the Company by this Agreement are valuable and unique and that any breach of any of the covenants contained in this Section 4 may result in irreparable and substantial injury to the Company for which it may not have an adequate remedy at law. In the event of a breach or threatened breach of any of the covenants contained in this Section 4, the Company shall be entitled to obtain from any court having competent jurisdiction, with respect to Chairman, temporary, preliminary and permanent injunctive relief prohibiting any such breach, as well reimbursement for all reasonable costs, including attorneys’ fees, incurred in enjoining any such breach. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages and equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Chairman hereby waives any requirement for the Company to post a bond for any injunction. If, however, a court nevertheless requires a bond to be posted, then such bond shall be in a nominal amount.

(f) Other Entities. For purposes of Sections 4.l(a) through (e), and Section 4.2, the “Company” shall be deemed to include the direct and indirect subsidiaries of the Company, and the parent and its direct and indirect subsidiaries.

Section 4.2 Non-Disparagement. During the Term, and thereafter, Chairman shall not defame or disparage or criticize the Company, its business plan, procedures, products, services, development, finances, financial condition, capabilities or other aspect of its business, or any of its stakeholders. Notwithstanding the foregoing sentence, the Chairman may confer in confidence with his advisors and make truthful statements as required by law.

Section 4.3 Exceptions. Anything in this Agreement to the contrary notwithstanding, Chairman shall not be restricted from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Chairman shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Chairman; or (ii) reporting possible violations of applicable law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, and Chairman shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Chairman has made such reports or disclosures.

Section 4.4 No Other Severance Benefits. Except as specifically set forth in this Agreement, Chairman shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company’s regular severance policies, in the event Chairman’s Term hereunder ends for any reason and except with respect to obligations of the Company expressly provided for herein.

Section 5. GENERAL PROVISIONS

Section 5.1 Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of (i) personal delivery, (ii) actual receipt, or (iii) the third full day following deposit in Canadian mail with postage prepaid, addressed to the Company at its principal offices, to the attention of the Board, or, if to Chairman, to such home or other address as Chairman has most recently provided in writing to the Company.

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Section 5.2 Assignment; Binding Effect. Neither Party may assign this Agreement without the prior written consent of the other Party, except that the Company may assign this Agreement to any affiliate thereof, or to any subsequent purchaser of the Company of all or substantially all of the assets of the Company, or by operation of law. This Agreement shall be binding upon the Parties and (a) the heirs, executors, and administrators of Chairman to the extent that personal service to the Company is not required; and (b) the successors and assigns of the Company.

Section 5.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH AND ENFORCED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

Section 5.4 Amendment; Waiver. No modification, amendment or termination of this Agreement shall be valid unless made in writing and signed by the Parties. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of breach of or default under any other provision of this Agreement.

Section 5.5 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all applicable taxes as shall be required to be withheld pursuant to any law or government regulation or ruling.

Section 5.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent possible without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.7 Survival of Certain Obligations. The obligations of the Parties set forth in this Agreement which by their terms extend beyond or are intended to survive the termination of the Term or this Agreement (whether or not specifically provided) shall not be affected or diminished in any way by the termination of the Term or this Agreement.

Section 5.8 Headings. The headings in this Agreement are intended solely for convenience and shall be disregarded in interpreting the Agreement.

Section 5.9 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the Parties any rights or remedies under this Agreement.

Section 5.10 Electronic Signatures/Counterparts. This Agreement may be executed via electronic signatures, which shall be deemed originals for all purposes, and in counterparts, and all of such counterparts (including facsimile or PDF), when separate counterparts have been executed by the Parties, shall be deemed to be one and the same agreement. This Agreement shall only become effective as of the date hereof.

Section 5.11 Duties to Withhold and Provide Cooperation. Without limitation to any other provision herein set forth, Chairman shall not act in any manner that might damage the business of the Company or any affiliate thereof. Chairman will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any affiliate thereof, unless under a subpoena or other court order to do so. Chairman shall both notify immediately the Board (care of the Chairman) upon receipt of any such subpoena or court order, and furnish, within three business days of receipt a copy of such subpoena or court order to any of the Company or any affiliate thereof. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Company or any affiliate thereof, Chairman shall state no more than that Chairman cannot provide counsel or assistance.

Section 5.12 No Right to Sue. Chairman acknowledges that he shall not have any right to enforce any rights or obligations under this Agreement against any person or entity other than the Company or any entity or person to which this Agreement has been assigned by the Company, and that Chairman shall not sue any person or entity other than the Company or its successor or assignee to enforce any rights and obligations under this Agreement.

Section 5.13 Attorney’s Fees and Costs. In any action to enforce or that otherwise concerns this Agreement, the prevailing Party will be entitled to his or its reasonable attorney’s fees and costs, including fees and costs incurred in trial court, mediation, arbitration, appellate and bankruptcy proceedings, and proceedings to fix the reasonable amount of fees and costs.

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Section 5.14 Acknowledgement. The Parties acknowledge that they have had an adequate opportunity to read this Agreement, to consider it and to consult with an attorney if so desired.

Section 5.15 Entire Agreement. This Agreement sets forth the entire understanding of the Parties regarding the subject matter hereof and supersedes all prior agreements, arrangements, communications, representations and warranties, whether oral or written, between the Parties regarding the subject matter hereof. In no event shall Chairman be entitled to any rights with respect to Chairman’s engagement with the Company, or otherwise with respect to the Company, other than as provided herein. Nothing in this Agreement shall confer upon any member of the Company any fiduciary obligation to Chairman.

SIGNATURE PAGE FOLLOWS:

IN WITNESS WHEREOF, the Parties have executed this Director Agreement as of the date first written above.

PINEAPPLE FINANCIAL INC.

/s/ Shubha Dasgupta
Chief Executive Officer

DREW GREEN AS AN INDIVIDUAL

/s/ Drew Green
SIGNATURE:

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